Exhibit 99.1

Media Contact:	Investor Contact:
Clark Finley 203-578-2287	Terry Mangan, 203-578-2318
cfinley@websterbank.com	tmangan@websterbank.com
WEBSTER FINANCIAL CORPORATION ANNOUNCES 2007 FIRST QUARTER
EARNINGS INFORMATION AND CONFERENCE CALL
WATERBURY, Conn., April 5, 2007 — Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, National Association, reported today preliminary information regarding first quarter 2007 earnings results and also announced plans for its first quarter earnings release and conference call.
Webster reported the following information regarding first quarter 2007 earnings:
Peoples Mortgage Company
On March 30, 2007, Webster announced the sale of three offices of Peoples Mortgage Company (“PMC”), a wholly owned subsidiary of Webster Bank, to First Mariner Bank. The press release announcing the transaction is available on Webster’s website at www.websteronline.com.
As part of Webster’s previously announced strategic review process, Webster determined that PMC’s operations no longer fit Webster’s core business model. This determination led to the decision to close PMC’s remaining operations. As a result of these actions, Webster will record a pre-tax charge of $2.3 million in its first quarter 2007 results. The expenses relate primarily to severance, lease termination and other transaction costs.
Other Earnings-Related Updates
In addition to the impact of the PMC transactions discussed above, other factors will impact first quarter results.
Webster incurs seasonally higher expenses in each year’s first quarter primarily related to payroll taxes and 401K match. The company estimates that the impact of these seasonally higher expenses to the first quarter of 2007 is $4.7 million (pre-tax) or $.05 per share (after tax and based on 56.8 million weighted average diluted shares.)

Webster will also record other severance-related charges of $2.2 million in the first quarter of 2007 from ongoing restructuring in its insurance operations and other lines of business. Additional costs could be incurred in 2007 as the company continues this organizational review.
Webster continues to expect improvement in its net-interest margin as a result of completion of the balance sheet repositioning actions announced in the fourth quarter of 2006. Webster expects that the net interest margin will improve as anticipated for the first quarter of 2007 to a range of 3.35% — 3.40%, compared to 3.23% in the fourth quarter of 2006.
Webster also expects to record $3 million in provision expenses in the first quarter of 2007 and net charge-offs of $5.4 million. Inclusive of these charge-offs, the allowance for credit losses to total loans is expected to be 1.24%, compared to 1.20% at December 31, 2006.
Net charge-offs in the first quarter include $2.1 million for 13 residential construction loans in Florida for which management has determined a high probability of loss based on borrower delinquency and market deterioration. The company will also record a $700,000 write down in value on one loan in Florida that had been classified as held for sale. This adjustment will be reflected in mortgage banking activities as a reduction in non-interest income for the quarter ended March 31, 2007.
The Florida loans were originated through Webster’s National Wholesale Lending operation using Bank-approved mortgage brokers. The loans originated by the National Wholesale Lending operation are primarily residential mortgages, and to a lesser extent, residential construction loans. As of March 31, 2007, Webster had residential construction loans originated by its National Wholesale Lending operation of $168.5 million ($33.6 million in primary market area and $134.9 million out of primary market area), of which $88.8 million was classified as held for sale (combination construction/permanent mortgage loans), and $79.7 million was in portfolio (floating rate construction loans). Loans originated in Florida total $30.9 million, of which $10.6 million was classified as held for sale and $20.3 million was in portfolio. The company has also decided to suspend the accrual of interest on $11.6 million of construction loans in Florida ($3 million of which are classified as held for sale with the balance in portfolio) that are paid from interest reserve on a prospective basis, questioning the ultimate realization of interest income based on current contractual terms. The company has discontinued all residential construction lending outside of its primary New England market area.
Update on Continuing Strategic Review and Organizational Review
Webster’s previously announced strategic review is looking at all segments and lines of business to focus on core competencies, identify operational efficiencies and position Webster to realize its vision of becoming New England’s bank. This process encompasses evaluating the contribution, growth potential, fit and alignment of each segment and line of business with the company’s goals and mission. In conjunction with the strategic review, Webster also is evaluating its structure and organization. The company has retained an external consulting firm to assist these efforts. Webster anticipates structural and other changes will be made to improve operational efficiency and effectiveness in the coming months.
In addition to the actions regarding PMC and residential construction lending discussed above, during the first quarter of 2007 Webster decided to terminate the mezzanine lending operations of Webster Bank’s subsidiary, Webster Growth Capital. Webster also outsourced the back-office operations of Webster Investment Services, its mutual fund and annuities distribution services.
The following are the details of Webster’s first quarter 2007 earnings conference call:
Webster’s earnings release for the first quarter of 2007 will occur on Thursday, April 19, 2007 before the market opens. A conference call, which will be listen-only mode, to discuss the earnings release will take place at 11:00 a.m. (Eastern Daylight Time) on the same day. Details for the conference call are as follows:

Dial-in Number:	(877) 407-8293 or (201) 689-8349 for international callers

Webcast:	Via Webster’s website at www.wbst.com

Web Replay:	Will be available shortly after the call’s completion at www.wbst.com

Telephone Replay:	Will be available for one week, beginning at 1:00 p.m. (EDT) on Thursday, April 19, 2007

Replay Number:	(877) 660-6853 or (201) 612-7415 for international calls. The replay account number is 295 and the replay conference number is 237330.
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This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about Webster Financial Corporation’s (“Webster” or “WBS”) future financial condition, operating results, cost savings and accretion to reported earnings that may be realized from mergers and acquisitions, management’s expectations regarding future growth opportunities and business strategy and other statements contained in this presentation that are not historical facts, as well as other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Webster’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; (2) the interest rate environment may compress margins and adversely affect net interest income; (3) increases in competitive pressures among financial institutions and businesses offering similar products and services; (4) higher defaults on our loan portfolio than we expect; (5) changes in management’s estimate of the adequacy of the allowance for loan losses; (6) the risks associated with continued diversification of assets and adverse changes to credit quality; (7) difficulties associated with achieving expected future financial results; (8) legislative or regulatory changes or changes in accounting principles, policies or guidelines; (9) management’s estimates and projections of interest rates and interest rate policy; and (10) cost savings and accretion to earnings from mergers and acquisitions may not be fully realized or may take longer to realize than expected. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Webster’ reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC’s Internet site (http://www.sec.gov). Webster cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Except as required by law, Webster does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.
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Webster Financial Corporation is the holding company for Webster Bank, National Association and Webster Insurance. With $17.1 billion in assets as of 12\31\06, Webster provides business and consumer banking, mortgage, insurance, financial planning, trust and investment services through 177 banking offices, 334 ATMs, telephone banking and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., Center Capital Corporation, an equipment finance company headquartered in Farmington, Connecticut and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank.
For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websteronline.com.
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